UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

ConnectM Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41389	87-2898342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 395-1333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

On March 10, 2026, ConnectM Technology Solutions, Inc. (the “Company”) entered into an Exchange Agreement with Harry Kahn Associates, Inc., a New York corporation (“HKA”); William F. Mumma Jr. and Phillip V. Perry, pursuant to which the Company shall acquire from Mr. Mumma and Mr. Perry (each a “Seller” and collectively, the “Sellers”) all of the issued and outstanding shares of stock of HKA, in exchange for the issuance to each Seller of 200,000 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”).

Registration Rights Agreement

In connection with the Exchange Agreement, the Company and each of the Sellers entered into a Piggyback Registration Rights Agreement (each, a “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company granted the Sellers certain piggyback registration rights with respect to up to 200,000 shares of the Company’s Common Stock held by the Seller. Under the Registration Rights Agreement, if the Company proposes to file a registration statement under the Securities Act of 1933, as amended, covering shares of its Common Stock (other than registrations related to employee benefit plans, dividend reinvestment plans, or certain business combination transactions), the Company is required to provide written notice to the Seller and offer the Seller the opportunity to include all or a portion of their securities in such registration, subject to customary terms and conditions.

Promissory Note

Further in connection with the Exchange Agreement, the Company agreed to provide HKA a loan in an amount as to be agreed by the parties, which is based on HKA’s operating capital deficit (the “Working Capital Loan”), the proceeds of which shall be utilized by HKA following the closing of the Exchange Agreement to repay the loans made to HKA from the officers of HKA, which Working Capital Loan is evidenced by a promissory note (the “Note”). The Note was in the principal amount of $203,072 with interest on the outstanding principal amount at the rate of 8% per annum, simple interest. The maturity date is on March 10, 2027, being the first annual anniversary of the date the note was issued. The Company may prepay all or any portion of the Note at any time without penalty. In the event that any amount due under the Note is not paid as and when due, such amounts shall accrue interest at a rate of 15% per year, simple interest, non-compounding, until paid.

The foregoing descriptions of the Exchange Agreement, Registration Rights Agreement, and Note do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and Note filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 hereof regarding the Note is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the transactions described above, the Company issued an aggregate of 400,000 shares of its Common Stock, consisting of 200,000 shares issued to each of Mr. Mumma and Mr. Perry.

The securities described above were issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure.

On March 18, 2026, the Company announced by press release that, announced that it has acquired HKA, an 80-year-old defense contractor specializing in mission-critical technical data systems and lifecycle support for U.S. military platforms. Founded in 1943, HKA provides logistics data systems, technical manuals, and training content used by the U.S. Department of Defense, U.S. Coast Guard, and major defense OEMs to design, field, and maintain military equipment deployed worldwide. These capabilities generate structured operational datasets that underpin the lifecycle management of complex military platforms.

The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information contained in the press release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Exchange Agreement by and between ConnectM Technology Solutions, Inc., Harry Kahn Associates, Inc., William F. Mumma Jr. and Phillip V. Perry, dated March 10, 2026.
10.2	Form of Registration Rights Agreement, dated March 10, 2026.
10.3	Promissory Note, dated March 10, 2026 issued by ConnectM Technology Solutions, Inc. to Harry Kahn Associates, Inc.
99.1	Press release issued by the registrant on March 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2026

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer